PRESS RELEASE

Contact:

Ayden R. Lee, Jr., Chairman, President, and Chief Executive Officer

Nancy S. Wise, Executive Vice President and Chief Financial Officer

Four Oaks Fincorp, Inc.

(919) 963-2177

FOUR OAKS FINCORP, INC. DECLARES 2007 SECOND QUARTER DIVIDEND

FOUR OAKS, NC (April 17, 2007) - Four Oaks Fincorp, Inc.(OTC BB:  FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8 cents per share payable on or after June 7, 2007, to shareholders of record on May 31, 2007.  This dividend is 25% higher than the second quarter 2006 dividend as adjusted to retroactively reflect the five-for-four split paid on November 10, 2006.